Exhibit 99.2

Alarm.com Holdings, Inc.
Unaudited Pro Forma Condensed Combined Financial Information

Pro Forma Financial Information

Acquisition of Connect and Piper Business Units from Icontrol Networks

On March 8, 2017, Alarm.com Holdings, Inc. (referred to herein as Alarm.com, the Company, or we) acquired certain assets and assumed certain liabilities of the "Connect" line of business of Icontrol Networks, Inc., or Icontrol, and acquired all of the outstanding equity interests of the two subsidiaries through which Icontrol conducts its "Piper" line of business in accordance with the terms of an asset purchase agreement dated June 23, 2016, or the Acquisition. We refer to the Connect and Piper business units herein as the Acquired Business.

The cash consideration transferred by Alarm.com was $148.5 million, after the estimated working capital adjustment, of which $14.5 million was deposited in escrow in accordance with the asset purchase agreement subject to any indemnifications obligations of Icontrol stockholders and the final determination of closing working capital. We used $81.5 million of cash on hand and drew $67.0 million under our senior line of credit with Silicon Valley Bank, as administrative agent, and a syndicate of lenders to fund the Acquisition. The Acquisition also included non-cash consideration. In accordance with the terms of the asset purchase agreement, we were obligated to assume the Icontrol Networks, Inc. 2013 Equity Incentive Plan and Icontrol Networks, Inc. 2003 Stock Plan, or collectively the Icontrol Plans, and converted the 2,001,387 unvested employee stock options assumed under the Icontrol Plans into 70,406 Alarm.com stock options using a conversion ratio stated in the agreement to convert the original exercise price and number of options. The fair value of the unvested stock options on the date of Acquisition was $1.7 million, which was calculated using a Black-Scholes model with a volatility and risk-free interest rate over the expected term of the options and the closing price of a share of Alarm.com common stock on the date of Acquisition. We applied our graded vesting accounting policy to the fair value of these assumed options and determined $1.4 million of the fair value was attributable to pre-combination services and is included as a component of total purchase consideration. The remaining $0.3 million of the fair value was determined to be attributable to post-combination services and will be recognized as stock-based compensation over the remaining service periods of the stock options.

The following unaudited pro forma condensed combined financial information gives effect to the Acquisition as if it occurred as of December 31, 2016, for purposes of the pro forma condensed combined balance sheet, and as of January 1, 2016 for purposes of the pro forma condensed combined statement of operations. The pro forma condensed combined balance sheet combines Alarm.com's historical audited consolidated balance sheet as of December 31, 2016 with the Acquired Business's historical audited combined balance sheet as of December 31, 2016. The pro forma condensed combined statement of operations combines Alarm.com's historical audited consolidated statement of operations for the year ended December 31, 2016 with the Acquired Business's historical audited combined statements of comprehensive loss for the year ended December 31, 2016. The unaudited pro forma condensed combined financial information is provided for informational purposes. It may not necessarily represent what Alarm.com’s consolidated results would have been had the Acquisition actually occurred as of the dates indicated, nor is it necessarily representative of Alarm.com’s future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial information should be read together with the respective historical financial statements and related notes of Alarm.com and the Acquired Business including: (i) the historical audited financial statements of Alarm.com for the year ended December 31, 2016 (as filed with the Securities and Exchange Commission, or SEC, in its Annual Report on March 16, 2017); and (ii) the historical audited financial statements of the Acquired Business for the year ended December 31, 2016, attached as Exhibit 99.1 to this Current Report on Form 8-K/A.

The Acquired Business was acquired from Icontrol and the historical audited combined financial statements (attached as Exhibit 99.1 to this Current Report on Form 8-K/A) have been prepared from Icontrol’s historical accounting records and are presented on a stand-alone basis as if the operations had been conducted independently from Icontrol. The combined financial statements include the historical operations, assets, and liabilities, from within the Icontrol legal entities that comprised the Acquired Business. The historical results of operations, financial position and cash flows represented in the financial statements may not be indicative of what they would have been had the Acquired Business actually been a separate stand-alone entity during such periods, nor are they necessarily indicative of future results of operations, financial position and cash flows when these Acquired Business are consolidated into Alarm.com.

The combined financial statements include costs for services provided by Icontrol including, but not limited to, product management, facilities and project management. Historically, these costs were charged to the Acquired Business on a basis determined by Icontrol to reflect a reasonable allocation of the actual costs incurred to perform these services. In addition, Icontrol allocated indirect general and administrative costs to the Acquired Business for certain functions provided by Icontrol. Icontrol uses a centralized approach to cash management and financing its operations. Accordingly, none of the Icontrol cash, debt and related interest expense resulting from transactions with Icontrol has been allocated to the Acquired Business in the combined financial statements.

Exhibit 99.2 / Page 1.

Alarm.com Holdings, Inc.
Unaudited Pro Forma Condensed Combined Financial Information - continued

The unaudited pro forma condensed combined financial information gives effect to:

•	The Acquisition, including related cash and non-cash consideration;

•	The incurrence of $67.0 million of debt under our senior line of credit and related interest;

•	Adjustments made to record the tangible assets and liabilities of the Acquired Business at their estimated fair values;

•	Adjustments made to record the intangible assets of the Acquired Business at their estimated fair values and related amortization;

•	Reclassifications made to conform the Acquired Business's historical financial statement presentation to Alarm.com's historical financial statement presentation; and

•
Elimination of $19.2 million of non-recurring transaction costs incurred by Alarm.com and the Acquired Business and recording of the balance sheet accrual for estimated costs expected to be incurred in closing the Acquisition.

Certain financial statement line items included in Alarm.com's historical presentation have been condensed in the pro forma presentation, including (i) SaaS and license revenue and Hardware and other revenue into Revenue; and (ii) Cost of SaaS and license revenue and Cost of hardware and other revenue into Cost of Revenue. Depreciation expense which was formerly allocated to cost of revenue and operating expenses in the Acquired Business's historical financial statement presentation has been reclassified to conform to the financial statement presentation of Alarm.com as a separately presented caption within the statement of operations.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the Acquisition, are factually supportable, and with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results of Alarm.com and the Acquired Business. The assumptions used to prepare the unaudited pro forma condensed combined financial information, which we refer to herein as Pro Forma Financial Information, are contained in the accompanying explanatory notes and should be reviewed in their entirety. The Pro Forma Financial Information reflects an illustrative allocation of the purchase price to the assets and liabilities acquired based on currently available information. The purchase price allocation including the identification of tangible and intangible assets acquired and liabilities assumed, and the determination of the fair value of those assets acquired and liabilities assumed, as well as the assignment of goodwill to reporting units was not finalized as of the filing date of this Current Report. The final purchase price allocation as of the March 8, 2017 acquisition date and the resulting effect on income from operations and our balance sheet may differ from the preliminary estimated pro forma amounts included herein. The Pro Forma Financial Information is for informational purposes only. The Pro Forma Financial Information is not necessarily indicative of future results or of actual results that would have been achieved had the Acquisition been consummated on the dates presented, and should not be taken as representative of our future consolidated operating results. The Pro Forma Financial Information does not reflect any operating efficiencies or cost savings that we may achieve, or any additional expenses that we may incur, with respect to the Acquisition or the Acquired Business after the transaction.

The Acquisition is reflected in the Pro Forma Financial Information as a business combination using the acquisition method of accounting, in accordance with Accounting Standards Codification, or ASC, Topic 805, Business Combinations, under accounting principles generally accepted in the United States, or GAAP. Under these accounting standards, the total estimated purchase consideration was calculated as described in Note 2 to the Pro Forma Financial Information, and the assets acquired and the liabilities assumed have been presented at their preliminary estimated fair value. For the purpose of measuring the preliminary estimated fair value of the assets acquired and liabilities assumed, management has applied the accounting guidance under GAAP for fair value measurements, using established valuation techniques. This guidance establishes the framework for measuring fair value for any asset acquired or liability assumed under GAAP. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The purchase price allocation including the identification of tangible and intangible assets acquired and liabilities assumed, and the determination of the fair value of those assets acquired and liabilities assumed, as well as the assignment of goodwill to reporting units was not finalized as of the filing date of this Form 8-K/A and are subject to change.

The final determination of the fair value of the Acquired Business's assets and liabilities could result in amounts preliminarily allocated to goodwill and intangible assets changing materially from those used in these Pro Forma Financial Information and could also result in a material change in the amortization of acquired intangible assets. If prior to the finalization of the purchase price allocation, certain assets are phased out or no longer used, additional amortization, depreciation and / or impairment charges would be recorded.

Exhibit 99.2 / Page 2.

ALARM.COM HOLDINGS, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2016
(in thousands, except share and per share data)

	Historical Alarm.com	Historical Connect & Piper	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue	$261,106	$51,890	$—		$312,996

Cost of revenue	99,380	12,778	(4,402)	a,b	107,756

Operating expenses:
Sales and marketing	38,980	7,343	565	a,b,G	46,888
General and administrative	57,926	5,669	(9,929)	a,b,E,G	53,666
Research and development	44,272	17,777	2,498	a,b,G	64,547
Amortization and depreciation	6,490	1,159	10,005	b,C,D	17,654
Transaction costs	—	8,089	(8,089)	E	—
Total operating expenses	147,668	40,037	(4,950)		182,755
Operating income	14,058	(925)	9,352		22,485
Interest expense	(190)	—	(2,097)	F	(2,287)
Other income / (expense), net	513	(38)	—		475
Income before income taxes	14,381	(963)	7,255		20,673
Provision for income taxes	4,227	283	2,684	H	7,194
Net income	10,154	(1,246)	4,571		13,479
Income allocated to participating securities	(12)	—	(4)	I	(16)
Net income attributable to common stockholders	$10,142	$(1,246)	$4,567		$13,463

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.22				$0.29
Diluted	$0.21				$0.28
Weighted average common shares outstanding:
Basic	45,716,757		—	I	45,716,757
Diluted	47,875,522		70,406	I	47,945,928

See explanatory notes to the unaudited pro forma condensed combined financial information.

Exhibit 99.2 / Page 3.

ALARM.COM HOLDINGS, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2016
(in thousands)

	Historical Alarm.com	Historical Connect & Piper	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$140,634	$105	$(81,500)	A,F	$59,239
Accounts receivable, net	29,810	8,265	—		38,075
Inventory	10,543	797	—		11,340
Other current assets	9,197	283	—		9,480
Total current assets	190,184	9,450	(81,500)		118,134
Property and equipment, net	20,180	362	(97)	D	20,445
Intangible assets, net	4,568	1,472	96,718	C	102,758
Goodwill	24,723	11,773	29,941	A	66,437
Deferred tax assets	16,752	—	4,149	B	20,901
Other assets	4,838	116	—		4,954
Total Assets	$261,245	$23,173	$49,211		$333,629

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$28,300	$1,868	$3,603	E	$33,771
Accrued compensation	8,814	1,571	—		10,385
Deferred revenue	2,585	1,008	(691)	B	2,902
Total current liabilities	39,699	4,447	2,912		47,058
Deferred revenue	10,040	1,841	(1,588)	B	10,293
Long-term debt	6,700	—	67,000	F	73,700
Other liabilities	13,557	916	(916)	B	13,557
Total liabilities	69,996	7,204	67,408		144,608

Stockholders' equity
Preferred stock	—	—	—		—
Common stock	461	—	—		461
Additional paid-in capital	308,697	—	1,375	A	310,072
Accumulated deficit	(117,909)	—	(3,603)	E	(121,512)
Icontrol net investment	—	15,969	(15,969)	A	—
Total Stockholders' Equity	191,249	15,969	(18,197)		189,021
Total Liabilities and Stockholders' Equity	$261,245	$23,173	$49,211		$333,629

See explanatory notes to the unaudited pro forma condensed combined financial information.

Exhibit 99.2 / Page 4.

ALARM.COM HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

On March 8, 2017, Alarm.com Holdings, Inc. (referred to herein as Alarm.com, the Company, or we) acquired certain assets and assumed certain liabilities of Icontrol’s “Connect” line of business of Icontrol Networks, Inc., or Icontrol, and acquired all of the outstanding equity interests of the two subsidiaries through which Icontrol conducts its “Piper” line of business in accordance with the terms of an asset purchase agreement dated June 23, 2016, or the Acquisition. We refer to the Connect and Piper business units herein as the Acquired Business.

The unaudited pro forma condensed combined financial information gives effect to the Acquisition as if it occurred as of December 31, 2016, for purposes of the pro forma condensed combined balance sheet, and as of January 1, 2016 for purposes of the pro forma condensed combined statement of operations. The pro forma condensed combined balance sheet combines Alarm.com's historical audited consolidated balance sheet as of December 31, 2016 with the Acquired Business's historical audited combined balance sheet as of December 31, 2016. The pro forma condensed combined statement of operations combines Alarm.com's historical audited consolidated statement of operations for the year ended December 31, 2016 with the Acquired Business's historical audited combined statements of comprehensive loss for the year ended December 31, 2016.

Accounting Policy Conformity

The Acquired Business historical financial statement presentation was reclassified to conform with Alarm.com's financial statement presentation and policies. The reclassification adjustments are presented below:

Unaudited Pro Forma Condensed Combined Statement of Operations

a)
To conform policies and present certain salaries, benefits, stock-based compensation, facilities, information technology and accounting software as they will appear in Alarm.com's financial statements, $4.2 million presented as cost of revenue in the historical Acquired Business was reclassified to operating expenses. The table below presents the adjustments for the cost of revenue and operating expense line items (in thousands):

Adjustment based on headcount:
Cost of revenue	$(4,215)
Sales and marketing	575
General and administrative	1,217
Research and development	2,423

b)
The Acquired Business's historical depreciation expense was allocated to cost of revenue and operating expenses. The Acquired Business's historical depreciation expense was reclassified to conform with Alarm.com's financial statement presentation as a separate caption within operating expenses. The table below presents the reclassification of depreciation from cost of revenue and operating expense line items to the amortization and depreciation line item (in thousands):

Reclassification to amortization and depreciation:
Cost of revenue	$(187)
Sales and marketing	(16)
General and administrative	(54)
Research and development	(126)
Amortization and depreciation	383

Note 2 - Preliminary Purchase Price Allocation

The Acquisition is reflected in the Pro Forma Financial Information as a business combination using the acquisition method of accounting, in accordance with ASC 805, Business Combinations, under GAAP. Under these accounting standards, the total estimated purchase consideration was calculated and the assets acquired and the liabilities assumed have been presented at their preliminary estimated fair value. For the purpose of measuring the preliminary estimated fair value of the assets acquired and liabilities assumed, management has applied the accounting guidance under GAAP for fair value measurements, using established valuation techniques. This guidance establishes the framework for measuring fair value for any asset acquired or liability assumed under GAAP. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances. These preliminary allocations are based on preliminary estimates and assumptions, which are subject to change.

The final determination of the fair value of the Acquired Business's assets and liabilities could result in amounts preliminarily allocated to goodwill and intangible assets to change materially from those used in the Pro Forma Financial Information and

Exhibit 99.2 / Page 5.

ALARM.COM HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION - continued

could also result in a material change in the amortization of acquired intangible assets. If prior to the finalization of the purchase price allocation, certain assets are phased out or no longer used, additional amortization, depreciation and / or impairment charges would be recorded.

The cash consideration paid by Alarm.com was $148.5 million, after the estimated working capital adjustment, of which $14.5 million was deposited in escrow in accordance with the asset purchase agreement subject to any indemnifications obligations of Icontrol stockholders and the final determination of closing working capital. We used $81.5 million of cash on hand and drew $67.0 million under our senior line of credit with Silicon Valley Bank, as administrative agent, and a syndicate of lenders to fund the Acquisition.

The Acquisition also included non-cash consideration. In accordance with the terms of the asset purchase agreement, we were obligated to assume the Icontrol Networks, Inc. 2013 Equity Incentive Plan and Icontrol Networks, Inc. 2003 Stock Plan, or collectively the Icontrol Plans, and converted the 2,001,387 unvested employee stock options assumed under the Icontrol Plans into 70,406 Alarm.com stock options using a conversion ratio stated in the agreement to convert the original exercise price and number of options. The fair value of the unvested stock options on the date of Acquisition was $1.7 million, which was calculated using a Black-Scholes model with a volatility and risk-free interest rate over the expected term of the options and the closing price of the Alarm.com common stock on the date of Acquisition. We applied our graded vesting accounting policy to the fair value of these assumed options and determined $1.4 million of the fair value was attributable to pre-combination services and is included as a component of total purchase consideration. The remaining $0.3 million of the fair value was determined to be attributable to post-combination services and will be recognized as stock-based compensation over the remaining service periods of the stock options.

The table below sets forth the purchase consideration and the preliminary allocation to estimated fair value of the tangible and intangible net assets acquired (in thousands):

December 31, 2016
Calculation of Purchase Consideration:
Cash paid, net of working capital adjustment	$148,500
Assumed stock options	1,375
Total consideration	$149,875

Estimated Tangible and Intangible Net Assets:
Cash	$105
Accounts receivable	8,265
Inventory	797
Other current assets	399
Property and equipment, net	265
Customer relationships	93,250
Developed technology	4,770
Trade name	170
Deferred tax assets	4,149
Goodwill	41,714
Total identifiable assets and goodwill	153,884
Accounts payable, accrued expenses and other current liabilities	3,439
Deferred revenue, current	317
Deferred revenue	253
Total liabilities assumed	4,009
Total consideration	$149,875

Goodwill reflects the value of acquired workforce and synergies we expect to achieve from integrating support for Connect's security service providers and for the Connect platform.

Exhibit 99.2 / Page 6.

ALARM.COM HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION - continued

The purchase price allocation including the identification of tangible and intangible assets acquired and liabilities assumed, and the determination of the fair value of those assets acquired and liabilities assumed, as well as the assignment of goodwill to reporting units was not finalized as of the filing date of this exhibit to this Current Report on Form 8-K/A.

The final determination of the fair value of the Acquired Business's assets and liabilities could result in amounts preliminarily allocated to goodwill and intangible assets to change materially from those used in the Pro Forma Financial Information and could also result in a material change in the amortization of acquired intangible assets. If prior to the finalization of the purchase price allocation, certain assets are phased out or no longer used, additional amortization, depreciation and / or impairment charges would be recorded.

Customer Relationships

We recorded the customer relationships intangible separately from goodwill based on determination of the length, strength and contractual nature of the relationship that Connect shared with its customers. We valued two groups of customer relationships using the multi-period excess earnings method, an income approach. We used several assumptions in the income approach, including attrition and renewal rate, margin and discount rate. We are amortizing the first customer relationship, valued at $92.5 million, on an attribution basis derived from the discounted cash flows of the model over an estimated useful life of twelve years and the second group of customer relationships, valued at $0.7 million, on the same basis, over an estimated useful life of four years.

Developed Technology

Developed technology primarily consists of intellectual property of proprietary software that is marketed for sale. The Connect platform is software for interactive security, automation and related solutions that was typically deployed and operated by the service provider in its own network operations center. We valued the developed technology by applying the relief from royalty method, an income approach. We used several assumptions in the relief from royalty method, which included royalty rate and discount rate. We are amortizing the Connect developed technology, valued at $4.4 million, on an attribution method based on the discounted cash flows of the model over an estimated useful life of three years. Other developed technologies, valued at $0.3 million, were also acquired.

Trade Name

We determined that there was no fair value for the Connect trade name as the largest customer for Connect had re-branded the interactive security and automation platform and marketed it under the customer's own name. We valued the other trade names acquired using a relief-from-royalty method. We used several assumptions in the income approach, including royalty and discount rates. We are amortizing the other trade names, valued at $0.2 million, on an attribution basis derived from the discounted cash flows of the model over an estimated useful life of three years.

Deferred Tax Asset

The equity interests in the subsidiaries we acquired provided for a carryover tax basis in goodwill and intangible assets that arose from a previous acquisition. We have recorded a deferred tax asset of $4.1 million that represents the excess of the carryover tax basis in those previously acquired goodwill and intangible assets over the fair value of goodwill and intangible assets we recorded on the Acquisition date.

Note 3 - Pro Forma Adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

A.	Reflects the preliminary purchase consideration as follows (in thousands):

Cash drawn under the senior line of credit	$67,000
Less: cash paid, net of working capital adjustment	(148,500)
Net cash adjustment	$(81,500)

Reflects the recording of non-cash consideration of $1.4 million of additional paid-in capital for assumed stock options.

Reflects an adjustment to eliminate the historical equity (Icontrol Net Investment) of the Acquired Business of $16.0 million.

Exhibit 99.2 / Page 7.

ALARM.COM HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION - continued

Reflects the preliminary goodwill calculated as the excess of the estimated acquisition consideration received by Icontrol shareholders over the March 8, 2017 preliminary estimated fair value of the Acquired Business's tangible and identifiable intangible assets and liabilities of $36.7 million, $5.0 million to adjust the tangible and identifiable intangible assets and liabilities to the pro forma balance sheet as of December 31, 2016, offset by $11.8 million of the Acquired Business's historical goodwill, as follows (in thousands):

Preliminary goodwill from the Acquisition as of March 8, 2017	$36,721
Adjustment for pro forma goodwill, as if the Acquisition occurred on December 31, 2016	4,993
Less: Acquired Business's historical goodwill	(11,773)
Net adjustment to goodwill	$29,941

B.
Reflects the purchase consideration to be allocated to the preliminary estimate of the fair values of the tangible and intangible assets acquired and liabilities assumed of the Acquired Business. These estimates are subject to change as management refines the valuation model assumptions with respect to identifiable intangibles. Each of these preliminary estimates of the fair value of the tangible and intangible assets and liabilities is offset by the elimination of the Acquired Business's historical values. Adjustments are presented in the table below (in thousands):

Deferred tax assets	$4,149
Less: Acquired Business's historical deferred tax assets	—
Pro forma deferred tax assets adjustment	$4,149

Deferred revenue, current	$317
Less: Acquired Business's historical deferred revenue, current	1,008
Pro forma deferred revenue, current adjustment	$(691)

Deferred revenue	$253
Less: Acquired Business's historical deferred revenue	1,841
Pro forma deferred revenue adjustment	$(1,588)

Other liabilities	$—
Less: Acquired Business's historical other liabilities	916
Pro forma other liabilities adjustment	$(916)

The Acquired Business's historical deferred revenue was $2.8 million as of December 31, 2016. The adjustment to reduce deferred revenue represents the cash received by customers prior to the Acquisition for obligations already performed where revenue is being recognized on a straight-line basis over the life of the contract. Accordingly, revenue would not be recognized subsequent to the Acquisition. The remaining deferred revenue balance of $0.6 million is the fair value of future performance obligations which are expected to be earned as revenue over three years.

C.	Reflects preliminary estimated fair value of intangible assets for the Acquired Business of $98.2 million, less an adjustment of $1.5 million to eliminate historical intangible assets.

Reflects amortization for the year ended December 31, 2016 of $11.0 million related to the preliminary estimated fair values of intangible assets for the Acquired Business, less an adjustment of $1.2 million to eliminate amortization related to the historical intangible assets. The preliminary estimated fair values of Connect and Piper's identifiable intangible assets is adjusted for related amortization that management has determined based on estimates and assumptions that it considers to be reasonable. The amortization adjustment for the customer relationship, developed technology and trade name intangible assets for the year ended December 31, 2016 are based on a preliminary assumption of amortization on an accelerated basis as determined by the discounted cash flows from the valuation models. These assumptions are subject to further analysis and may change, which would result in a change to the incremental amortization adjustment included in the unaudited pro forma financial information.

Exhibit 99.2 / Page 8.

ALARM.COM HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION - continued

The following table presents preliminary fair value for the acquired identifiable intangible assets (in thousands):

	Preliminary Fair Value	Estimated Useful Life in Years	Pro Forma 2016 Amortization
Trade Names	$170	3	$74
Developed Technology	4,770	3	2,270
Customer Relationships	93,250	4-12	8,608
Totals	$98,190		$10,952

The following table presents preliminary amortization expense related to the acquired intangible assets for the next five fiscal years (in thousands):

Year ended December 31,	Amortization
2017	$11,990
2018	12,830
2019	11,864
2020	10,752
2021	9,096

D.
Reflects the difference between the preliminary estimated fair value of the Acquired Business's property and equipment of $0.3 million and the elimination of the historical property and equipment of $0.4 million. The acquired property and equipment primarily consists of computer equipment which has been determined to have an estimated useful life of three years and will be depreciated on a straight-line method.

Reflects the difference between the depreciation for the acquired property and equipment of $0.2 million and the depreciation recorded for the historical property and equipment of $0.4 million.

E.
Reflects the elimination of transaction costs of $8.1 million that was incurred by the Acquired Business and $11.1 million that was incurred by Alarm.com. The unaudited pro forma condensed combined balance sheet reflects an increase of $3.6 million to accounts payable, with a corresponding increase in accumulated deficit, related to transaction costs incurred in periods subsequent to December 31, 2016.

F.
Reflects an adjustment of $67.0 million of new debt incurred by Alarm.com to finance a portion of the Acquisition by drawing on funding available under its $75.0 million revolving credit facility with Silicon Valley Bank, as administrative agent, and a syndicate of lenders.

Reflects a $2.1 million adjustment to increase interest expense related to the new debt as if the debt was obtained on January 1, 2016 and was outstanding for the entire year. For pro forma purposes, a weighted average interest rate of 3.13% was estimated based on our borrowing terms. A change of one eighth of one percent (12.5 basis points) in the interest rate, would result in additional annual interest expense (if the interest rate increases) or a reduction to annual interest expense (if the interest rate decreases) of approximately $0.1 million.

G.
Reflects $0.3 million of stock-based compensation expense recorded related to the assumed options for the year ended December 31, 2016, less stock-based compensation expense of $0.1 million recorded by the Acquired Business related to these options for the year ended December 31, 2016.

The Acquisition included non-cash consideration. In accordance with the terms of the asset purchase agreement, we were obligated to assume the Icontrol Plans, and convert 2,001,387 unvested employee stock options into 70,406 Alarm.com stock options using a conversion ratio. The fair value of the unvested stock options on the acquisition date was $1.7 million. We applied our graded vesting accounting policy to the fair value of these assumed options (see Note 2). On a pro forma basis, as if the Acquisition had occurred on January 1, 2016, we determined $0.3 million of the fair value was attributable to post-combination services in 2016.

H.
Reflects the income tax effect of all pro forma adjustments in the amounts of $2.7 million, based on a combined federal and state statutory tax rate of 37% for the year ended December 31, 2016. For tax purposes, goodwill resulting from the transaction is expected to be tax deductible.

I.
Earning per share calculations for the year ended December 31, 2016 are based on Alarm.com's fully diluted shares outstanding as of December 31, 2016, increased by 70,406 shares of common stock for the assumed options.

Exhibit 99.2 / Page 9.